Exhibit 15.2

28 April 2023Our Ref: NASD/KH/A6545-H22467

Adagene Inc.

4F, Building C14, No. 218

Xinghu Street, Suzhou Industrial Park

Suzhou, Jiangsu Province, 215123

People’s republic of China

Dear Sirs or Madam

ADAGENE INC.

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation —Cayman Islands Taxation” and “Item 16.G. Corporate Governance” in the Annual Report on Form 20-F of Adagene Inc. for the fiscal year ended 31 December 2022 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the month of April 2023.

We hereby consent to the filing of this opinion as an exhibit to the Annual Report and to the reference to our name in the Annual Report, and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-255250) and Registration Statement on Form F-3 (333-264486).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/S/ WALKERS (HONG KONG)

WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

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